Exhibit 99.1

Acer Therapeutics Announces Presentation of HCP Urea Cycle Disorder Treatment Preference Data at the Society for Inherited Metabolic Disorders Annual Meeting and Provides OLPRUVA™ Program Update

Results to be presented from a survey designed to quantify treatment preferences of healthcare providers for Urea Cycle Disorders (UCDs)

OLPRUVA™ preliminary launch activities progressing; building out commercial and medical affairs teams to support U.S. launch in Q2 2023, with drug availability anticipated by early July 2023

NEWTON, MA – March 15, 2023 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious, rare and life-threatening diseases with significant unmet medical needs, today announced data will be presented from a survey designed to quantify preferences of healthcare providers for Urea Cycle Disorders (UCDs) at the upcoming 44th Annual Meeting of the Society for Inherited Metabolic Disorders (SIMD), March 18th-21st in Salt Lake City, Utah. Results from the discrete choice experiment will be available on Acer’s website following the poster presentation at SIMD on March 19 by Dr. Robert Steiner (University of Wisconsin School of Medicine and Public Health) at https://www.acertx.com/publications-and-presentations/.

Poster #97: Quantifying Preferences for Urea Cycle Disorder Treatments Using a Discrete-Choice Experiment

This poster summarizes results from a web-based, quantitative survey study using a discrete choice experiment (DCE) methodology.  This study sought to capture the perspectives of healthcare providers (HCPs) with experience treating UCDs to quantify the attributes of nitrogen-binding medications (such as sodium phenylbutyrate and glycerol phenylbutyrate) for UCDs that may influence overall prescription and patient adherence.

“OLPRUVA™1 leverages the well-established efficacy of sodium phenylbutyrate in an innovative dual-coating formulation designed for palatability,” said Adrian Quartel, MD, FFPM, CMO of Acer. “We look forward to the presentation of the survey results at SIMD as we continue to prepare for the launch of OLPRUVA™, and to the delivery of an important alternative treatment option to those facing the unmet needs of existing therapies.”

ACER-001 (sodium phenylbutyrate) Palatability Data Presented at SIMD and GMDI 2022

Taste-Masked Coating of Sodium Phenylbutyrate (ACER-001) Improves the Palatability of Sodium Phenylbutyrate for Treatment of Urea Cycle Disorders2,3

Results from two Phase 1, open-label, repeated measures, taste assessment studies of ACER-001 (sodium phenylbutyrate) suspension and sodium phenylbutyrate (BUPHENYL®) powder were presented at the SIMD Annual Meeting and Genetic Metabolic Dieticians International

(GMDI) Conference in April 2022 and May 2022, respectively. ACER-001 for the treatment of UCDs is now marketed in the U.S. as OLPRUVA™ (sodium phenylbutyrate) following FDA approval in December 2022. Results from both studies concluded that ACER-001 (sodium phenylbutyrate) suspension was shown to have overall lower flavor intensity scores than sodium phenylbutyrate (BUPHENYL®) powder when administered within five minutes of preparation.

OLPRUVA™ Program Update

Acer also provided an update on its commercial launch activities for OLPRUVA™ in advance of the SIMD Annual Meeting, where it will be exhibiting in booths 312 and 213. To support the launch of OLPRUVA™ in Q2 2023, the company is actively adding resources to establish its commercial and medical affairs presence in the U.S. As a part of its OLPRUVA™ commercialization strategy, Acer has recently introduced its patient support service, OLPRUVA™ Navigator by Acer Therapeutics, that is designed to assist UCD patients with support, access, education, and patient adherence to treatment. Representatives will begin accepting prescriptions in late Q2 2023. Acer is also actively engaged in negotiations regarding access for OLPRUVA™ with the major commercial payers and state Medicaid organizations.

In connection with the company’s ongoing support for the rare disease patient community, Acer has established a pricing strategy that reflects its commitment to deliver innovative treatments that are responsibly priced and accessible to those in need. As a result, Acer intends to price OLPRUVA™ competitively, at a significant discount to the currently available commercial product RAVICTI®, while implementing predictable pricing that will not increase beyond the rate of inflation.  The company also plans to invest a portion of OLPRUVA™ revenue back into additional solutions aimed at improving outcomes for UCD patients. More information will be available at OLPRUVA.com.

“We are proud that we can provide OLPRUVA™ -- an innovative, responsibly priced treatment option -- to patients with UCDs. And we are committed to working closely with the UCD community to ensure that those affected by this terrible disease live their lives with as few challenges and interruptions as possible,” commented Chris Schelling, CEO and Founder of Acer. “While our future plans are subject to the availability of working capital moving forward, we feel strongly that Acer is well positioned to access additional sources of capital to fund day-to-day operations and OLPRUVA’s™ launch requirements.”

New FDA-Approved UCD Treatment Option: OLPRUVA™

ACER-001 (sodium phenylbutyrate) was approved for the treatment of certain UCDs in December 2022 and is marketed under the brand name, OLPRUVA™. OLPRUVA™ (sodium phenylbutyrate) for oral suspension is a prescription medicine used along with certain therapy, including changes in diet, for the long-term management of adults and children weighing 44 pounds (20 kg) or greater and with a body surface area (BSA) of 1.2 m2 or greater, with urea cycle disorders (UCDs), involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS).1 Please see Important Safety Information (https ://olpruva.com/#ImportantSafetyInformation) and full Prescribing Information (https://olpruva.com/wp-content/uploads/OLPRUVA-Prescribing-Information.pdf), including Patient Information (https://olpruva.com/wp-content/uploads/OLPRUVA-Patient-Information.pdf).

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. In the U.S., OLPRUVA™ (sodium phenylbutyrate) is approved for the treatment of urea cycle disorders (UCDs) involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS). Acer is also advancing a pipeline of investigational product candidates for rare and life-threatening diseases, including: OLPRUVA™ (sodium phenylbutyrate) for treatment of various disorders, including Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of Vasomotor Symptoms (VMS), Post-traumatic Stress Disorder (PTSD) and prostate cancer; EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of viruses, including cytomegalovirus, Zika, dengue, Ebola and COVID-19. For more information, visit www.acertx.com. In March 2021, Acer entered into a Collaboration and License Agreement with RELIEF THERAPEUTICS Holding SA for development and commercialization of OLPRUVA™ (ACER-001) in which Acer retains development and commercialization rights in the U.S., Canada, Brazil, Turkey, and Japan. For more information, visit www.acertx.com.

References

1.	OLPRUVATM (sodium phenylbutyrate) for oral suspension. Prescribing information. Newton, MA: Acer Therapeutics Inc.
2.

Steiner R, et al. The Pharmacokinetics of Taste-Masked Sodium Phenylbutyrate (ACER-001) for the Treatment of Urea Cycle Disorders Under Fasting and Fed Conditions in Healthy Volunteers. SIMD April 2022

3.	Cederbaum S, et al. Taste-Masked Coating of Sodium Phenylbutyrate (ACER-001) Improves the Palatability of Sodium Phenylbutyrate for Treatment of Urea Cycle Disorders. GMDI May 2022

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements about survey data to be presented, including the timing, detail and content thereof, and OLPRUVA™ launch activities, including the addition of resources, the launch of patient support services, discussions with payers and organizations, and the Company’s pricing strategy and related plans and expectations. Our pipeline products are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the availability of financing to fund our pipeline product development programs and general corporate operations as well as risks related to drug development and the regulatory approval process, including the timing and requirements of regulatory actions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

Corporate and IR Contacts

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1-844-902-6100

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-332-895-3226